Exhibit 10.1

Independent Auditors’ Consent

The Supervisory Board of
Siemens AG:

We consent to the incorporation by reference in the registration statement (No. 333-81126) on Form S-8 of Siemens AG of our report dated November 28, 2002, with respect to the consolidated balance sheets of Siemens AG as of September 30, 2002 and 2001, and the related consolidated statements of income, cash flow and changes in shareholders’ equity for each of the years in the three-year period ended September 30, 2002, which report appears in the September 30, 2002 annual report on Form 20-F of Siemens AG.

KPMG Deutsche Treuhand-Gesellschaft AG

Munich, Germany
December 5, 2002